UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2010

FRAMEWAVES, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA	33-2783-S	82-0404220

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

41B Bisbee Court, Unit B4, Santa Fe, New Mexico 87508
(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code:  505-438-2576
1981 East 4800 South, Suite 100
Salt Lake City, UT  84117
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registration’s Business and Operations

 Item 1.01 Entry into a Material Definitive Agreement

On September 13, 2010 we closed a share exchange transaction (the “Reorganization”) with the shareholders of B6 Sigma, Inc., a Delaware corporation (“B6 Sigma”), which resulted in B6 Sigma becoming a wholly-owned subsidiary of Framewaves, Inc. (“Framewaves” or the “Company”). Each share of B6 Sigma common stock outstanding as at the closing of the Reorganization was exchanged for 6.67 shares of Framewaves common stock. At the closing, B6 Sigma also acquired and cancelled 738,000 shares of Framewaves common stock from three Framewaves shareholders for the sum of $195,000.

As a condition to the closing of the Reorganization, B6 Sigma also closed a private offering of $1,000,000 of its common stock contemporaneous with the closing of the Reorganization, which included the conversion of $300,000 of previously issued convertible notes by B6 Sigma into the private offering. The CEO of Framewaves resigned as an officer and director of Framewaves and officers and directors of B6 Sigma were elected as officers and directors of Framewaves.

Framewaves was a shell company as that term is defined in Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2) prior to closing the Reorganization and ceased to be a shell company upon the closing of the Reorganization.

In connection with the closing of the Reorganization, shareholders have approved a 150 to 1 forward split and a name change to Sigma Labs, Inc., which are to take place upon final FINRA approval of the foregoing actions. A brief description of B6 Sigma follows:

B6 Sigma is comprised of leading scientists and engineers out of the Los Alamos National Laboratory, with over 100 years of combined experience.  B6 Sigma Management has previously done business with Fortune 50 defense and aerospace firms, USAF, US Army and other major organizations. B6 Sigma currently has a number of ongoing contracts with both the military and private industry.  All members of the top management group have high level security clearances. B6 Sigma intends to pursue agreements to aggressively commercialize and develop advanced sensing, software, materials technologies and other unique manufacturing processes for the defense, aerospace, and general industries.  Amongst other programs, B6 Sigma has in place a number of proprietary and patent-pending technologies including:

IPQA® – In Process Quality Assurance – A dramatic new approach to significantly increase manufacturing quality worldwide, by providing sensor-based, real-time, on-machine assessment of part and process quality, to improve throughput and reduce scrap and the need for time consuming inspections. Provisional and Utility patents have been filed for this technology.

EBDM – Electron Beam Direct Manufacturing – B6 Sigma has developed a control system for EBDM which enables significant reductions in weight and part costs for titanium aerospace components on both  military and commercial aircraft. Utility patents have been filed for this technology.

ARMS™ –  Advanced Reactive Materials and Structures – This system is designed to create a new generation of 21st Century weapons resulting in up to 50% less weight for missiles and bombs while delivering more energy on  target and reducing collateral damage in the process. Utility patents have been filed for this technology.

A copy of the Reorganization Agreement and all of the agreements related to the Reorganization are included as Exhibits to this Current Report.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition of Assets

As described in Item 1.01 above, on September 13, 2010, the Company acquired all of the shares of B6 Sigma from the Shareholders of B6 Sigma in exchange for the issuance of 1,566,116 newly issued shares of Framewaves common stock. In addition, B6 Sigma acquired 738,000 shares of Framewaves common stock from three shareholders of Framewaves for the sum of $195,000 and simultaneously cancelled all of such shares. After issuance of the shares to the B6 Shareholders and cancellation of the shares acquired by B6 Sigma from the Framewaves shareholders, the Company had 2,087,110 shares of common stock issued and outstanding.

FORM 10 INFORMATION

BUSINESS

Corporate History

Framewaves is a Nevada corporation that was formed with the stated purpose of engaging in all lawful transactions permitted under the State of Nevada, including the acquisition of various business opportunities to provide profit and maximize shareholder value. In December 2000, the shareholders, at a special meeting, changed Framewaves’ name from Messidor Limited to Framewaves, Inc. and also approved the acquisition of Corners, Inc. (“Corners”), a Nevada corporation, whereby it exchanged 1,000,000 shares of its common stock for all of Corner’s issued and outstanding shares of common stock.

Framewaves originally intended to use Corners as an operating subsidiary and to actively pursue the custom framing business. Since its inception, Corners has had limited operations. Due to other obligations, the Company’s officers and directors have been unable to devote adequate time to developing the business and have decided to seek, investigate, and if warranted, acquire an interest in a different business opportunity.

On February 24, 2010 the then current officers and directors of Framewaves resigned in anticipation of the Reorganization and John Furlong was appointed as the President and a Director of Framewaves and Valerie Vekkos was appointed as the Secretary and a Director of Framewaves. Mr. Furlong resigned all of his positions on the closing of the Reorganization and was replaced by officers and directors appointed by B6 Sigma as further detailed herein. Ms. Vekkos remained as Secretary and a Director of Framewaves.

B6 Sigma was founded by a group of scientists, engineers and businessmen to develop and commercialize novel and unique manufacturing and materials technologies.  It is the belief of Management that some of these technologies will fundamentally redefine conventional practice by embedding quality assurance into the manufacturing processes in real time. This technology, “In Process Quality Assurance” (IPQA®), is a registered trademark of B6 Sigma. In addition, Management is of the belief that the core competencies of B6 Sigma will allow its clientele to combine advanced manufacturing with novel materials to achieve breakthrough product potential in many industries including aerospace, defense, oil and gas, prosthetic implants, sporting goods, and power generation.

B6 Sigma is actively pursuing some (but not all) of these areas currently and anticipates growth in both the breadth and depth of IPQA® applications in the future. B6 Sigma intends to generate revenue by providing engineering services to existing businesses and to early adopters of their technologies as well as through the development and exploitation of its own technologies and products. The future focus of B6 Sigma will be in the implementation of IPQA® technology to all appropriate manufacturing technologies, as well as the rapid, systematic, and widespread commercialization of breakthrough technologies and innovations in materials, manufacturing, and beyond. Management is of the belief that B6 Sigma owns all of its proprietary information and technology.

Certain members of B6 Sigma are uniquely qualified scientists with the highest levels of security clearances issued by the US as well as NATO governments.  In the past, members of B6 Sigma’s Management team have worked with some of the largest defense contractors in the world, in such varied projects as advanced armor and anti-armor systems, hypervelocity projectile launch systems, advanced reactive munitions and nuclear weapons stewardship programs. Members of Management have also previously worked on commercial, unclassified but highly proprietary projects such as those in the highly competitive sports equipment business.

Four members of B6 Sigma’s Management team (plus one of its consultants) worked together at TMC Corporation (“TMC”) before forming B6 Sigma. These individuals left TMC with the intention of exploiting technologies and projects that could not be handled by TMC. In connection with their departure from TMC, two members of Management and a consultant sold their TMC equity and options back to TMC and TMC agreed to sell certain Assets of its Beyond 6 Sigma Division to B6 Sigma. In connection with these transactions, B6 Sigma took over certain contracts held by TMC that TMC was unable to fulfill. Additionally, B6 Sigma expects to exploit existing relationships between its Management and leading National Laboratories’ like Sandia and Los Alamos, as well as forge new affiliations with major US and European research universities.

Members of the B6 Sigma Management Team have in the past and intend to on behalf of B6 Sigma bring products and services out of the National Laboratories’ and other government laboratories into the private sector.   B6 Sigma intends to accomplish this through the transfer of people and technologies matched with Management’s knowledge of markets and technical business development to find niche product and service opportunities.    B6 Sigma is presently engaged in a variety of activities which seek to commercialize technologies and products in the following industry sectors.  In addition to these, B6 Sigma intends to do classified work that cannot be discussed in this Memorandum but that offers both significant product and services revenue potential.

•	In process quality assurance for manufacturing
•	Aerospace and defense manufacturing
•	Active protection systems for defending light armored vehicles
•	Advanced materials for munitions
•	Advanced materials for sporting goods
•	Advanced Manufacturing Technologies

The Technical Heritage of Los Alamos National Laboratory

B6 Sigma has its intellectual and scientific roots at Los Alamos National Laboratory.   Four of the five members of the B6 Sigma Management Team have worked at or with Los Alamos National Laboratory over the past 30 years, have over one hundred years of collective experience and have very close and high level connections to this remarkable institution.

In Process Quality Assurance – IPQA®

With current manufacturing processes, it can take up to ten times longer to inspect a product than it takes to make it.  Also, current inspection techniques at best only identify non-compliant product; they do not assist an operator to determine the cause of the inspection failure. IPQA® is a manufacturing tool that solves this problem by allowing manufacturers to identify and determine the cause of manufacturing defects early in the manufacturing process, thereby reducing labor and materials waste and assuring product quality with a minimum of costly and time-consuming post process inspection.

IPQA® refers to B6 Sigma’s proprietary method of product inspection frequency reduction for cause. B6 Sigma’s IPQA® method observes and interprets process physical behavior during production runs to accept the largest possible fraction of process output immediately following processing.  This acceptance occurs without further post-process inspection for product with acceptable in-process physical behavior.  This acceptable behavior is similar to that of known acceptable product (i.e., “nominal” product) observed and characterized during process qualification and validation.  The remnant fraction of product with rejectable in-process physical behaviors (i.e., “off-nominal” product) may be further post-process inspected via default stand-alone inspection methods.  Since IPQA® occurs during processing and reduces post process inspection time and cost while sorting product, this IPQA® method is superior to stand-alone post-process inspection actions intended to act as accept/reject gates which only sort product.

Technical Descriptions of Product Areas

IPQA® hardware and software (a.k.a., QualitySentinel and The Frontiersman™) observes and interprets process physical behavior during production runs. Management believes that this product will fundamentally redefine manufacturing practice as we know it. For example, Boeing and Airbus are both moving towards welded aircraft structures.   However the weld quality will now be a critical concern.   It is not possible or economical to inspect millions of welds using 100% post-process inspection.   IPQA® will therefore be very valuable in helping to solve this problem for future commercial aircraft.

For 21st century threats to security worldwide, the USA and its allies need new classes of weapons with new effects that limit the potential harm to civilian populations.  B6 Sigma is working on two technologies to meet these modern threats:

The first is BAM – bonded advanced munitions. These are unique combinations of high density and high reactivity metals that are suitable for air-to-air defense, missile defense, ship defense, or defending buildings and structures against car bomb attacks.

The second technology is ARMS – advanced reactive materials and structures – and is well-suited to the battlefield of the future which will heavily rely on drones.  This technology would enable drones to carry the same explosive payload with 50% less weight, or pack twice as much explosive power with the same weight.

BLAST – Blast Limiting Advanced Structural Technology.   Brain Injury among US Service Personnel is directly linked to the negative effects of blasts from roadside bombs.  B6 Sigma has proposed a new, simple, and relatively inexpensive solution to solving this problem that could be utilized currently by vehicles around the world.  This solution may have other applications for shock absorbing in cars, sporting goods, bio-prosthetics, etc. where extra shock and vibration protection is desired.

B6 Sigma has developed a patent-pending new materials processing path to achieve large-scale bulk nano-structured metals: NanoFlow. Nano-metals have the potential for revolutionizing aerospace, automotive, biomedical, defense, and sporting goods.   B6 Sigma is currently working with a partner company in MA to produce NanoFlow material and market it to initial users.

Employees

The Company and its subsidiaries currently employ 8 full-time employees.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this current report that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

This report contains forward-looking statements

Information provided herein may contain forward-looking statements, which reflect Management’s current view with respect to future events and the viability or efficacy of B6 Sigma’s future performance.  Such forward-looking statements may include projections with respect to market size and acceptance, revenues and earnings and marketing and sales strategies.
The Company intends to operate in a highly competitive and highly regulated business environment. The Company’s business can be expected to be affected by government regulation, economic, political and social conditions, government’s response to new and existing products and services, technological developments and the ability to obtain and maintain patent and/or other intellectual property protection for its products and intellectual property.  The Company’s actual results could differ materially from management’s expectations because of changes both within and outside of the Company’s control. Due to such uncertainties and the risk factors set forth herein, prospective investors are cautioned not to place undue reliance upon such forward-looking statements.

We expect significant expenses and losses for the foreseeable future

The Company has recently commenced operations and it can be expected that the Company will incur significant operating expenses and will experience significant losses in the foreseeable future. As a result, the Company cannot predict when, if ever, it might achieve profitability and cannot be certain that it will be able to sustain profitability, if achieved.

We have limited financial resources and current capital and credit market conditions make it difficult to raise capital

The Company will require significant financial resources to fund its current and future business operations. It is possible that the proceeds of this Offering will be insufficient to fund all of such requirements and that the Company will be required to obtain additional capital in the future. As a result, the Company may seek to access the capital markets to fund its capital needs. Declines and uncertainties in the equity markets over the past few years have severely restricted raising new capital and have affected companies’ ability to continue to expand or fund operations. The general economic and capital market conditions, both in the United States and worldwide have deteriorated significantly and will adversely affect the Company’s access to capital and may increase the cost of capital. If these economic conditions continue or become worse, the Company’s future cost of equity or debt capital and access to the capital markets could be adversely affected. As a result of the current volatile and unpredictable global economic situation, there may also be a disruption or delay in the performance of the Company’s third-party contractors and suppliers. If such third-parties are unable to adequately satisfy their contractual commitments to the Company in a timely manner, the Company’s business could be adversely affected.

We could incur damages if we are unable to meet contractual obligations

Our failure to comply with contract requirements or to meet our client's performance expectations when performing a contract could materially and adversely affect our financial performance and our reputation, which, in turn, would impact our ability to compete for new contracts. Our failure to meet contractual obligations could also result in substantial actual and consequential damages. In addition, our contracts sometimes require us to indemnify clients for our failure to meet performance standards. Some of our contracts may also contain liquidated damages provisions and financial penalties related to performance failures. We do not currently have liability insurance, and even if we do obtain such insurance in the future, the policy limits may not be adequate to provide protection against all potential liabilities.

We have financial exposure for estimates on fixed price contracts

We expect to enter into both fixed-price and performance-based contracts. For fixed-price contracts, we will receive a specified fee regardless of our cost to perform under such contract. If we under-estimate the cost to complete a contract, we will still be required to complete the work specified under such contract, which could result in a loss to us. For performance-based contracts, we will receive our fee on a per-transaction basis. To earn a profit on these contracts, we must accurately estimate costs involved and assess the probability of meeting the specified objectives, realizing the expected units of work or completing individual transactions, within the contracted time period. We expect to recognize revenues on these contracts, including a portion of estimated profit, as costs are incurred. Therefore, if a contract is cancelled or re-negotiated after work has been performed, previously recognized revenue would be reversed and charged to earnings at that time. The reversal of previously recognized revenue could adversely affect our financial results. In addition, we expect to review these contracts quarterly and adjust revenues to reflect our current expectations as to the total anticipated costs of each contract. These adjustments may affect the timing and amount of revenue recognized and could adversely affect our financial results.

We will have to manage growth

Since we are an early stage business, any growth we experience will place significant demands on our management as well as on our administrative, operational and financial resources. If we do grow our business, we will be required to improve our operational, financial and management information systems and expand, motivate and manage our workforce. If our growth comes at the expense of providing quality service and generating reasonable profits, our ability to successfully bid for contracts and our profitability will be adversely affected.

Government entities could terminate our contracts

Many government contracts contain base periods of one or more years, as well as option periods covering more than half of the contract's potential duration. Government agencies do not have to exercise these option periods. The profitability of some of our contracts could be adversely impacted if the option periods are not exercised. Our contracts will likely contain provisions permitting a government client to terminate the contract on short notice, with or without cause. The unexpected termination of significant contracts could result in significant revenue shortfalls. If revenue shortfalls occur and are not offset by corresponding reductions in expenses, our business could be adversely affected. We cannot anticipate if, when or to what extent a client might terminate its contracts with us.

Unions may interfere with our ability to obtain contracts

Our success will depend in part on our ability to win profitable contracts to administer and manage programs that may have been previously administered by government employees. Many government employees, however, belong to labor unions with considerable financial resources and lobbying networks. Unions have in the past and are likely to continue to apply political pressure on legislators and other officials seeking to outsource government programs. Union opposition may result in fewer opportunities for us to service government agencies.

We are subject to Government audits

The government agencies we contract with have the authority to audit and investigate our contracts with them. As part of that process, the government agency may review our performance on the contract, our pricing practices, our cost structure and our compliance with applicable laws, regulations and standards. If the agency determines that we have improperly allocated costs to a specific contract, we will not be reimbursed for those costs and we will be required to refund the amount of any such costs which have been reimbursed. If a government audit identifies improper activities by us or we otherwise determine that these activities have occurred, we could be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeitures of profits, suspension of payments, fines and suspension or disqualification from doing business with the government. Any adverse determination could adversely impact our ability to bid for Requests for Proposals (RFPs) in one or more jurisdictions.

Government requests for proposals are time consuming to prepare

A substantial portion of our clients will be state or local government authorities. To market our services to government clients, we will likely be required to respond to “RFP’s”. To do so effectively, we must estimate accurately our cost structure for servicing a proposed contract, the time required to establish operations and likely terms of the proposals submitted by competitors. We must also assemble and submit a large volume of information within an RFP's rigid timetable. Our ability to respond successfully to RFP’s will greatly impact our business. We may not be awarded contracts through the RFP process and our proposals may not result in profitable contracts.

We are dependent on key Management

The Company depends on its senior executive officers as well as key scientific and other personnel. The loss of any of these individuals could harm the Company’s business and significantly delay or prevent the achievement of business objectives. Our delivery of services will be labor-intensive. When we are awarded a government contract, we may need to quickly hire project leaders and case management personnel. The additional staff may also create a concurrent demand for increased administrative personnel. The success of our business will require that we attract, develop, motivate and retain:

•	experienced and innovative executive officers;
•	senior managers who have successfully managed or designed government services programs in the public sector; and
•	Information technology professionals who have designed or implemented complex information technology projects.

Innovative, experienced and technically proficient individuals are in great demand and are likely to remain a limited resource. We may be unable to continue to attract and retain desirable executive officers and senior managers. Our inability to hire sufficient personnel on a timely basis or the loss of significant numbers of executive officers and senior managers could adversely affect our business.

We rely on our relationship with Government Agencies to obtain contracts

To facilitate our ability to prepare bids in response to RFPs, we expect to rely in part on establishing and maintaining relationships with officials of various government entities and agencies. These relationships will enable us to provide informal input and advice to the government entities and agencies prior to the development of an RFP. We also expect to engage marketing consultants, including lobbyists, to establish and maintain relationships with elected officials and appointed members of government agencies. The effectiveness of these consultants may be reduced or eliminated if a significant political change occurs. We may be unable to successfully manage our relationships with government entities and agencies and with elected officials and appointees and any failure to do so may adversely affect our ability to bid successfully for RFPs.

Government consents and waivers

Under current law, in order to privatize certain functions of government programs, the federal government must grant a consent and/or waiver to the petitioning state or local agency. If the federal government does not grant a necessary consent or waiver, the state or local agency will be unable to outsource that function to a private entity, such as us, which could eliminate or reduce the value of the contract.

Our services are subject to Legislative changes

The market for our services depends largely on federal and state legislative programs. These programs can be modified or amended at any time by acts of federal and state governments. Further, if additional programs are not proposed or enacted, or if previously enacted programs are challenged, repealed or invalidated, our growth strategy could be adversely impacted.

We may make acquisitions in the future

We may choose to grow our business by acquiring other entities. We may be unable to manage businesses that we have acquired or integrate them successfully without incurring substantial expenses, delays or other problems that could negatively impact our results of operations. Moreover, business combinations involve additional risks, including:

•	diversion of management's attention;
•	loss of key personnel;
•	assumption of unanticipated legal or financial liabilities;
•	our becoming significantly leveraged as a result of the incurrence of debt to finance an acquisition;
•	unanticipated operating, accounting or management difficulties in connection with the acquired entities;
•	amortization of acquired intangible assets, including goodwill; and
•	dilution to existing shareholders and our earnings per share.

Also, client dissatisfaction or performance problems with an acquired firm could materially and adversely affect our reputation as a whole. Further, the acquired businesses may not achieve the revenues and earnings we anticipated.

Timing of Payments

A number of factors may cause our payments and operating results to vary from quarter to quarter, including:

•	the progression of contracts;
•	the levels of revenues earned on fixed-price and performance-based contracts (including any adjustments in expectations for revenue recognition on fixed-price contracts);
•	the commencement, completion or termination of contracts during any particular quarter;
•	the schedules of government agencies for awarding contracts;
•	the term of awarded contracts; and potential acquisitions.

Changes in the volume of activity and the number of contracts commenced, completed or terminated during any quarter may cause significant variations in our cash flow from operations because a significant portion of our expenses are fixed. Moreover, we expect to incur significant operating expenses during the start-up and early stages of large contracts and typically do not receive corresponding payments in that same quarter.

We have significant competition

The consulting industry and in particular the government contracting industry is subject to intense competition. Many of our competitors are national and international in scope and have greater resources than we have. Substantial resources could enable certain competitors to “low-bid” on contract RFP’s or take other measures in an effort to gain market share. In addition, we may be unable to compete for the limited number of large contracts because we may not be able to meet an RFP's requirement to obtain and post a large cash performance bond. Also, in some geographic areas, we face competition from smaller consulting firms with established reputations and political relationships. We may be unable to compete successfully against our existing or any new competitors.

The Company must keep up with new and rapidly evolving technologies

Some of the Company’s activities involve developing products or processes that are based upon new, rapidly evolving technologies. The ability to commercialize these technologies could fail for a variety of reasons, both within and outside of the Company’s control.

We depend upon our intellectual property and proprietary rights and are subject to claims for patent infringement

The Company’s success in part depends on its ability to maintain the proprietary nature of its technology and other trade secrets. To do so, the Company will be required to prosecute and maintain patents, obtain new patents and pursue trade secret and other intellectual property protection. The company has obtained one utility patent-pending and two provisional patents-pending from its Asset Purchase Agreement with TMC, Inc.  Additionally it has two provisional patents that it seeks to file within 2010.  The Company also must operate without infringing the proprietary rights of third parties or allowing third parties to infringe its rights. The Company’s research, development and commercialization activities may infringe or be claimed to infringe patents owned by third parties and to which the Company does not hold licenses or other rights. There may be rights that the Company is not aware of, including applications that have been filed but not published that, when issued, could be asserted against the Company. These third parties could bring claims against the Company that would cause it to incur substantial expenses and, if successful, could cause the Company to pay substantial damages. In addition, Competitors may infringe the Company’s patents or the patents of its collaborators or licensors. As a result, the Company may be required to file infringement claims to counter infringement for unauthorized use. This can be expensive and time-consuming. In addition, in an infringement proceeding, a court may decide that a patent owned by the Company is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that the Company’s patents do not cover its technology. An adverse determination of any litigation or defense proceedings could put one or more of the Company’s patents at risk of being invalidated or interpreted narrowly and could put the Company’s patent applications at the risk of not issuing.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of the Company‘s confidential information could be compromised by disclosure during this type of litigation.

We do not expect to pay dividends

B6 Sigma has never paid cash dividends on its common stock and it can be expected that neither B6 Sigma nor Framewaves will pay any dividends in the foreseeable future. Earnings, if any, will likely be retained for use in the development of the Company’s business.

There are no restrictions on our activities

Neither the terms of the Common Stock nor any other agreement restricts the activities of the Company with respect to borrowing for any purpose, use of its assets, encumbrance of future income to secure Company obligations or debts, or the acquisition of assets of any kind or nature.  In addition, our executive officers of B6 Sigma will have broad discretion in allocating our capital resources, which could create uncertainty for shareholders and could adversely affect the Company’s financial condition and future results of operations.

The Company is at risk for uninsured losses

The Company will attempt to arrange for insurance to protect against losses. In addition, some or all of the Company’s customers may require insurance as a requirement to conduct business with the Company. However, there are certain types of losses that may not be insurable at a cost that the Company can afford, or at all. The lack of adequate insurance could adversely affect the Company’s ability to conduct business and could put the Company at risk of loss for any uninsured loss, which would adversely affect the Company.

Our common stock may be deemed "Penny Stock" and subject to rules of the SE that could limit the Market for our stock

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock” as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks; and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person; and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination; and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. If the Company completes a reverse merger transaction with a public shell company with less than a $5.00 per share price, it may make it more difficult for investors to dispose of such shares if and when such shares are eligible for sale.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Thus, even though our securities are quoted on the OTC Bulletin Board, they may not trade on a regular basis, and may have limited to no daily trading volume. There can be no assurance that a regular, sustained market will ever develop for our securities.

Our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the historic lack of any material business and the current status of our recent Reorganization.  We have neither generated any material revenues nor have we realized a profit from our operations to date and there is no assurance that we will operate on a profitable basis.  Since we have not generated any material revenues and have only limited capital, we expect that we will need to raise additional monies through the sale of our equity securities or debt in order to effectuate our business plan and continue our business operations.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA’s requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our common stock has been thinly traded and, as a result, you may be unable to sell at or near ask prices or at all if you need to liquidate your shares.

The shares of our common stock have been, and may continue to be, thinly-traded on the OTC Bulletin Board, meaning that the number of persons interested in purchasing shares at or near ask prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume and, that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares of common stock until such time as we close one or more of our prospective acquisitions and became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares of common stock is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price.  We cannot give you any assurance that a broader or more active public trading market for our shares of common stock will develop or be sustained or that any trading levels will be sustained.  Due to these conditions, we cannot provide any assurances that our shareholders will be able to sell their shares at or near ask prices or at all.

In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted.  Such litigation, if instituted, could result in substantial costs for us and a diversion of management’s attention and resources.

The price of our common stock could be highly volatile.

It is likely that our common stock will be subject to price volatility, low volumes of trades, and large spreads in bid and ask prices quoted by market makers.  Due to the low volume of shares that may be traded on any trading day, persons buying or selling in relatively small quantities may easily influence prices of our common stock.  This low volume of trades could also cause the price of our stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session.  Holders of our common stock may also not be able to liquidate their investment readily or may be forced to sell at depressed prices due to low volume trading.  If high spreads between the bid and ask prices of our common stock exist at the time of a purchase, the price of the common stock would need to appreciate substantially on a relative percentage basis for an investor to recoup an investment in our shares.  Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock.  No assurance can be given that an orderly and active market in our common stock will develop or be sustained.  If an orderly and active market does not develop, holders of our common stock may be unable to sell their shares, if at all.

Rule 144 sales in the future may have a depressive effect on the price of our common stock.

Approximately 1,700,000 of the approximately 2,087,110 shares of our common stock constitute “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended.  As restricted shares, they may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 (if and when it is available as a resale exemption for the Shares) or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws.  In essence, Rule 144 provides that a person who has held restricted securities for six months may, under certain conditions, sell restricted securities without any volume limitations.  For our Company, the time period is not less than one year from the date of this Report on Form 8-K.  A sale under Rule 144 or under any other exemption from such Act may have a depressive effect upon the price of the common stock in any market that may develop.

Investors’ interests in us will be diluted and investors may suffer dilution in net book value per share if we issue additional shares or raise funds through the sale of equity securities.

We expect to be required to issue additional shares or enter into private placements to raise financing through the sale of equity securities, pursuant to which investors’ interests in us will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold.  If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change in our control.

Our Bylaws contain provisions indemnifying our officers and directors against all costs, charges, and expenses incurred by them.

Our Bylaws contain provisions with respect to the indemnification of our officers and directors (“he”, “him”, “his”) against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal, or administrative action or proceeding to which he is made a party by reason of his being or having been one of our directors or officers.

Our Bylaws do not contain anti-takeover provisions, which could result in a change of our management and directors if there is a take-over of us.

We do not currently have a shareholder rights plan or any anti-takeover provisions in our Bylaws.  Without any anti-takeover provisions, there is no deterrent for a take-over of our Company, which may result in a change in our management and directors.

We may incur significant costs to ensure compliance with U.S. corporate governance and accounting requirements.

We may incur significant costs associated with our public company reporting requirements, costs associated with applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Forward-Looking Statements

The following discussion may contain certain forward-looking statements. Such statements are not covered by the safe harbor provisions. These statements include the plans and objectives of management for future growth of the Company, including plans and objectives related to the consummation of acquisitions and future private and public issuances of the Company's equity and debt securities. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

The words “we,” “us” and “our” refer to the Company. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward-looking statements.” Actual results could differ materially from those projected in the forward looking statements as a result of a number of risks and uncertainties, including but not limited to: (a) limited amount of resources devoted to achieving our business plan; (b) our failure to implement our business plan within the time period we originally planned to accomplish; (c) our strategies for dealing with negative cash flow; and (d) other risks that are discussed in this report or included in our previous filings with the Securities and Exchange Commission.

THE FOLLOWING PRESENTATION OF OUR MANAGEMENT’S DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS REPORT.

Overview

B6 Sigma, Inc. (“B6 Sigma”) was founded to develop and commercialize novel and unique manufacturing and materials technologies.  It is the belief of Management that this technology will fundamentally redefine conventional manufacturing practices. This technology is referred to as In Process Quality Assurance (IPQA® hereinafter “IPQA”).  IPQA is a dramatic new approach to significantly increase manufacturing quality worldwide, by providing sensor-based, real-time, on-machine assessment of part and process quality, to improve throughput and reduce scrap and the need for time consuming inspections. Provisional and Utility patents have been filed for this technology.

B6 Sigma is comprised of leading scientists and engineers out of the Los Alamos National Laboratory, with over 100 years of combined experience.  All members of the top management group have high-level security clearances.  Management intends to pursue agreements to aggressively commercialize and develop advanced sensing, software, materials technologies and other unique manufacturing processes for the defense, aerospace, and general industries.  B6 Sigma employs engineers and technicians with core competencies in the areas of materials and joining, manufacturing, manufacturing quality assurance, and software and hardware development.

It is the intent of management that IPQA technologies are incorporated into, at minimum, existing and next-generation OEM welding machine tools.  In so doing, it is expected that such machine tools will contain the latest, most advanced quality inspection technology giving certain OEM’s a competitive advantage over their competitors.  To that extent, management has been in high-level discussions with several national and international OEM manufacturers to embed IPQA technology into OEM machine tools, and to represent their current and next-generation production technologies in the Americas as well as pursue additional process development and commercialization efforts.  Management has invested in this market segment by initially entering into equipment user agreements with certain industry-leading machine tool OEM’s to co-evaluate the merits of IPQA technology for their entire product line.  It is expected that such ventures may lead to the sale of IPQA products and services to both existing and installed machine tool base as well as product sales for future machine tools.

The core competencies that comprise IPQA allow B6 Sigma to also combine advanced manufacturing techniques with novel materials to achieve breakthrough product potential in many industries including aerospace, defense, oil and gas, prosthetic implants, sporting goods, and power generation.  Amongst other programs, a number of proprietary and patent-pending technologies are in place including:

Electron Beam Direct Manufacturing (“EBDM”) – B6 Sigma is developing a control system for EBDM which will enable significant reductions in weight and part costs for titanium aerospace components on both military and commercial aircraft.  Utility patents have been filed for this technology.

Advanced Reactive Materials and Structures (“ARMS™ hereinafter “ARMS”) – This system is being designed to create a new generation of 21st Century weapons resulting in up to 50 percent less weight for missiles and bombs while delivering more energy on target and reducing collateral damage in the process. Utility patents have been filed for this technology.

On September 13 2010, we closed a stock exchange transaction pursuant to which we acquired all of the common stock interests of B6 Sigma.  The purchase price included (i) a private offering of $1,000,000 of B6 Sigma’s common stock contemporaneous with the closing of the Framewave (“FWAV”) share exchange, which included the conversion of $300,000 of previously issued convertible notes by B6 Sigma into the private offering; and (ii) at the closing, B6 Sigma also acquired and cancelled 738,000 shares of FWAV common stock from three FWAV shareholders.

Results of Operations

For the period February 5, 2010 through June 30, 2010

B6 Sigma was organized on February 5, 2010 and began operations on the same day. On February 19, 2010, B6 Sigma signed and accepted a new contract from the US Air Force Materials Research Laboratory for the amount of $749,692.    This project involves development and commercialization of a closed loop process control technology for electron beam direct manufacturing (“EBDM”).

During this time period, we were in negotiations with the US Army Development, Engineering and Armament Command (“ARDEC”) for the receipt of contract funds to develop the ARMS technology.  Subsequently, B6 Sigma received a contract in the amount of $135,987 to demonstrate proof-of-concept for the basic elements of ARMS technology. We also received revenues in the amount $30,167 from an engineering services contract with the Pratt and Whitney Division of United Technologies.  We applied our patent-pending IPQA technology to assist in developing a next-generation welding and joining technology for military aircraft engine repair.

Other contracts involving our IPQA technology included an engineering services contract in which revenues in the amount of $14,086 were received from Honeywell for the application of IPQA to advanced manufacturing for aero-engines. An additional engineering services contract generated revenues in the amount of $18,414 which involved IPQA process development activities for the US Air Force for development of closed-loop feedback control for gas metal arc welding (“GMAW”) of titanium.  These final revenues successfully completed and closed a contract with a total funding level of $749,728.

Financial Condition and Liquidity

At June 30, 2010, we had positive working capital of $37,611.  We have raised $1,000,000 through the sale of 234,800 shares of our common stock, but this is not sufficient to meet our current and future cash requirements.  We are continuing to attempt to raise additional funds through sales of common stock, but there are no assurances that we will raise sufficient amounts to meet our current needs.

 Off-Balance Sheet Arrangements

 We had no off-balance sheet arrangements at June 30, 2010.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth information regarding directors and executive officers of the Company, including their ages as of September 13, 2010. All of our directors will hold office for the remainder of the full term and until their successors are duly elected and qualified. Executive officers serve at the request of the Board of Directors.

Management and Directors

The Officers and Directors of the Company and B6 Sigma are as follows:

Name	Age	Position
Richard Mah	62	CEO and Director
James Stout	72	Chairman of the Board of Directors
Mark Cola	50	President, Chief Operating Officer and Director
Vivek Dave	42	Executive Vice President and Director
Valerie Vekkos	53	Secretary and Director

Richard Mah, CEO and Director

Richard Mah worked as a Vice President for TMC from 2006 to 2010.  Prior to working for TMC until he retired in 2006, Mr. Mah worked for Los Alamos National Laboratory (“LANL”) as the Associate Laboratory Director for Weapons Engineering and Manufacturing.  Mr. Mah was the senior executive responsible for overseeing the engineering and manufacturing aspects of the nuclear weapons program to fulfill the stockpile stewardship mission at LANL. These organizations were comprised of over 1900 technical and support personnel with an annual budget exceeding $800M.

In over 30 years at the Laboratory, Mr. Mah managed two non-nuclear materials technology research groups in metallurgy and in polymers and coatings and has had oversight of four large research facilities.  He directed the Nuclear Weapons Complex Reconfiguration Program tasked with restructuring the nation’s post-Cold War weapons complex.  He managed the Advanced Technology Assessment Center with responsibility for the largest conventional ordnance and advanced armor/anti-armor research program in the country.  In various assignments he also had product engineering responsibility for five nuclear weapons systems at Los Alamos and, before that, one Livermore system as a senior engineer at Dow’s Rocky Flats plant.  In 2003, Richard successfully led Los Alamos to manufacture the first certifiable Plutonium “PIT” allowing the US to manufacture nuclear weapons for the first time since the manufacturing shut down of Rocky Flats in 1989.  From 2004 to 2006, Mr. Mah reported to the University of California’s office of the President as the Acquisition Manager in the successful competition for the Los Alamos National Laboratory contract competition.

Mr. Mah has received the Federal Laboratory Consortium special award for excellence, the LANL distinguished Performance Award, the DOE Award of Excellence in acknowledgement of his management and engineering accomplishments and in 2006 was given a special University of California award for his performance in winning the Los Alamos National Laboratory contract.  He has also been recognized for his commitment to employees with a Diversity Award and an Outstanding Mentor Award.

Mr. Mah received a B.S. in Theoretical and Applied Mechanics and an M.S. in metallurgical engineering from the University of Illinois.  He is a registered professional engineer through the state of California.

James Stout, Chairman of the Board of Directors

James Stout served as a Vice President of TMC from May, 2006 to April, 2010.  In his current position, Mr. Stout remains intimately aware of the major initiatives of the Department of Energy related to operation of its facilities throughout the United States.  His participation in national security issues also continues. He served as an advisor to the Strategic Advisory Committee of the Commander, U.S. Strategic Command for the past decade, with emphasis on global strategic issues including regional conflicts, nonproliferation and deterrence in the post-soviet era. He has served for six years (under the past three laboratory directors) as a member of the Los Alamos Director’s Senior Advisory Group.

Mr. Stout’s career with the Department of Energy spanned 30 years concluding with his appointment as Chief Counsel, Albuquerque Operations Office  In this capacity, Mr. Stout served in a variety of roles related to the operation of the Nuclear Weapons Complex including that of lead negotiator for the contracts for operation of the Berkeley, Los Alamos, and Livermore National Laboratories, senior advisor relating to the contracts for operation of the Sandia National Laboratories as well as those concerning the management and operation of the remainder of the production complex.  Serving as a member of the senior management staff of the Albuquerque Operations Office, Mr. Stout performed a variety of managerial and special roles including Acting Manager and Deputy Manager, Special Advisor to the UK Ministry of Defense in the successful effort to convert from civilian to contractor operation, member of the US Delegation to the highly successful Nuclear Testing Talks in Geneva Switzerland, and as Special Assistant (DP3) to the Assistant Secretary for Defense Programs at the Headquarters of the DOE.

Mr. Stout recently served on two system-wide evaluations of Safeguards and Security on behalf of the Secretary of the U.S. Department of Energy and the Administrator of the National Nuclear Security Administration, and as an advisor to the Chiles Commission on Maintaining United States Nuclear Weapons Expertise. Mr. Stout has provided substantive support for major procurement efforts within the DOE complex including recent contracts for operation of the Idaho National Engineering Laboratory, Los Alamos National Laboratory, the Berkeley National Laboratory and the Pantex nuclear weapons production facility. In 2009, he led a TMC team engaged in the performance of a security assessment of nuclear sites in the UAE.

Education and Professional Licensure:

J.D., Drake University, Des Moines, Iowa, 1963
B.S., Business Administration, State University of Iowa, Iowa City, IA, 1960
Bar of the States of New Mexico and Iowa
Military Service- Judge Advocate, United States Air Force, 1963-1966

Mark Cola, President, Chief Operating Officer and Director

Mark Cola worked as a Director of Operations for Beyond6 Sigma Division of TMC from June 2006 to April 2010.  Mr. Cola has over 26 years of experience in the aerospace and nuclear industries at Rockwell International, SPECO Division of Kelsey-Hayes Co., Westinghouse in the Naval Nuclear Reactors Program, Houston Lighting & Power and within the NNSA Weapons Complex at Los Alamos National Laboratory as well as private consulting and Beyond6 Sigma. He has also worked as a Research Engineer at Edison Welding Institute and for Stoody Alloys, a leading manufacturer of wear-resistant materials. Mr. Cola has extensive aerospace experience having worked on the Rockwell B1-B Strategic bomber airframe fabrication as a Materials & Process Engineer.  At the Beyond6 Sigma, Mr. Cola has worked with a wide range of clients ranging from aerospace to defense systems.  His expertise is in manufacturing process development, friction welding, light alloys such as titanium and aluminum, mechanical, physical and welding metallurgy, and nickel-based superalloys for harsh environments.

Related Work Experience:
•	Has developed and deployed adaptive control systems for GMAW, GTAW, and friction welding
•	Metallurgical engineering development of similar and dissimilar material welds for a variety of commercial, defense and nuclear applications.
•
Extensive defense product realization experience ranging from complex gear-trains for helicopters to nuclear reactors components for subs and aircraft carriers to airframes for the B-1B to ‘war reserve-WR’ nuclear weapon stockpile components.

•	Co-Organizer of SLIM II – Small Lot Intelligent Manufacturing Conference II, Sept. 2005.
•	Technical Co-Chairman for the inaugural NNSA Future Technologies Conference, May 2004.
•	Member, Edison Welding Institute—Industrial Advisory Board of Directors.
•	Former Team Leader, Welding and Joining Science and Technology, Los Alamos National Laboratory.
•	Former Deputy Group Leader, Weapon Component Technology, Los Alamos National Laboratory.
•	Former Group Leader, Manufacturing Science and Technology, Los Alamos National Laboratory.

Education:
The Ohio State University
MS Welding Engineering
BS Metallurgical Engineering

Vivek Dave, Executive Vice President and Director

Vivek Dave worked as Director of Business Development for Beyond6 Sigma Division of TMC from June 2006 to April 2010.  Dr. Dave has extensive aerospace experience especially in the jet engine business. While at Pratt & Whitney / United Technologies (UTC), he developed proven on-the-floor troubleshooting experience working closely with mfg. customers and union employees to resolve production welding, brazing, and heat treat quality issues. He was on the team that successfully developed and deployed adaptive process control for welding of parts for the F-22 Raptor’s engines.  He was also selected for the UTC Advanced Studies Training Program, the United Technologies Corp. flagship program for training technical leaders. Within the NNSA Weapons Program at LANL, Dr. Dave held various technical and managerial positions including Group Leader of a Manufacturing Technology Development Group as well as Director, Los Alamos Manufacturing Sciences Institute. At Beyond6 Division of TMC, Inc. Dr. Dave has worked with a wide range of clients ranging from renewable energy to defense systems. His expertise is in solid state joining, materials engineering, fusion welding, electron beam processing, reduced order process modeling, and designing manufacturing processes around the Predictive Process Dynamics Approach.

Related Work Experience
•	Extensive market and client development with proven revenue generation with clients across the world – North America, Europe, and South Asia.
•	Has developed adaptive control schemes for fusion and friction welding in the aerospace industry
•	Extensive production experience with GTAW, GMAW, and brazing in aerospace mfg.
•	Led first ever Kaizen event in an NNSA Nuclear Facility—documented savings of $Ms in foundry operations.
•	Co-organizer of first SLIM Conference - Small Lot Intelligent Manufacturing – bringing together industry and government manufacturing leaders, Sept. 2003.
•	Achieved American Welding Society Award for Best Original Contribution to Brazing Technology in 2001.

Education:
Massachusetts Institute of Technology
Ph.D. Materials Engineering, Minor in Mathematics
MS Materials Engineering
California Institute of Technology
BS with Honor, Engineering and Applied Science

Valerie Vekkos, Secretary and Director

Ms. Vekkos has been providing consulting services to corporate clients since 1999. Ms. Vekkos currently provides consulting services to small and start-up businesses through Zephyr Equities, Inc. a corporation she owns and controls. Ms. Vekkos is currently the President and a Director of CT Holdings, Inc., a publically held shell company that is currently seeking an acquisition or merger candidate. Recent projects that Ms. Vekkos has consulted on are as follows:

Counterpoint Software, Inc.
•	Restructured Office Policies and Procedures.
•	Reviewed legal contracts.
•	Handled employee disputes and devised record keeping procedures to comply with Department of Labor.
•	Worked closely with CPA to establish an accounting system to include job costing.

Pythia Inc.
•	Managed a variety of responsibilities as a Sponsorship Consultant for Customer Sales.
•	Handled business transactions, such as contracts and licensing.
•	Managed Human Resources, including employee benefits and Workers’ Compensation matters.
•	Performed accounting duties for Accounts Payables and Receivables, including payroll.

Xenonics Holdings, Inc. 2003-2007
Investor Relations
Assistant to the Chairman

•	Assisted Chairman with day-to-day duties of publically traded company.
•	Responsible for interaction with shareholders, prospective investors for a publically traded company.
•	Liaison with CFO and Corporate Counsel on certain SEC filings.
•	Preparation and management of stock options and warrants.
•	Maintained and updated AMEX applications.
•	Coordinated Annual Shareholders meeting.
•	Nobo lists request.
•	Lead contact with the Transfer Agent on all shareholder issues, including 144 and 144k stock.
•	Worked directly with marketing company press releases.

Dismantlement Consultants, Ltd., Inc. 1990-1998
Vice-President (1990 – 1996); President (1996 – 1998)

•	Family owned industrial demolition and asbestos abatement company.
•	Reviewed legal documents, participated in resolution of legal disputes, and developed company policies and procedures.
•	Managed employee/client relations and negotiations.
•	Handled 401K plans, health benefits, Workers’ Compensation training and claims, as well as company-wide liability, automobile, health and disability insurance.
•	Cultivated public and employee relations, including the coordination of community functions, and charity events.

Education:

University of San Diego, School of Law,
Juris Doctor, February 1989
Glassboro State College, Glassboro, NJ
B.A., Economics, 1984

Professional Licenses

State Bar of California, admitted 1990
State Bar of Pennsylvania, admitted 1991
State Bar of New Jersey, admitted 1992
California Real Estate Broker’s License since 2004

Involvement in Legal Proceedings

During the past ten years, no officer or director of the Company has:

(1) Petitioned for bankruptcy or had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) Been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) Been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Directorships

Compliance with Section 16(a) of the Exchange Act

Directors hold office until the next annual meeting of the shareholders of the Company or until their successors have been elected and qualified. Officers are elected annually and serve at the pleasure of the Board of Directors. The Company’s officers and directors are not required to file Reports under Section 16(a) of the Securities Exchange Act of 1934, as amended.

Code of Ethics

We have not yet adopted a code of ethics. We intend to adopt a code of ethics in the near future.

EXECUTIVE COMPENSATION

No officer or director of the Company has received, or was entitled to receive, compensation from the Company during the fiscal year ended December 31, 2009.

The Company has no compensatory plans or arrangements whereby any executive officer would receive payments from the Company or a third party upon his resignation, retirement or termination of employment, or from a change in control of the Company or a change in the officer’s responsibilities following a change in control.

Compensation Discussion and Analysis

We have not yet established a definitive compensation program for our executive officers.  However, we expect to establish a compensation program in the fourth quarter of 2010 to provide our executive officers with competitive remuneration and to reward their efforts and contributions to the Company. Elements of compensation for our executive officers are expected to include base salary, cash bonuses and the grant of option or stock awards.

Before we set the base salary for our executive officers each year, we intend to research the market compensation in New Mexico for executives in similar positions with similar qualifications and relevant experience. We may decide to add a 10%-15% premium as an incentive to attract high-level employees. We have not yet determined whether Company performance will play a significant role in the determination of base salary.

Cash bonuses may also be awarded to our executives on a discretionary basis at any time. Cash bonuses may also be awarded to executive officers upon the achievement of specified performance targets, including annual revenue targets for the Company.

Director Compensation

The Company did not provide any compensation to its directors in the fiscal year ended December 31, 2009. The Company may establish certain compensation plans (e.g. options, cash for attending meetings, etc.) with respect to directors in the future.

PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters.

The following table sets forth certain information regarding the shares of common stock beneficially owned or deemed to be beneficially owned as of September 13, 2010 by:  (i) each person known to beneficially own more than 5% of our common stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all such directors and executive officers as a group.

            Except as indicated by the footnotes below, management believes, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of September 13, 2010.  We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name & Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class(2)
James Stout	Director - Chairman of the Board of Directors	Common stock $0.001 par value	213,440	10.22%
Richard Mah	Chief Executive Officer and Director	Common stock $0.001 par value	213,440	10.22%
Mark Cola	President, Chief Operating Officer and Director	Common stock $0.001 par value	213,440	10.22%
Vivek Dave	Executive Vice-President and Director	Common Stock $0.001 par value	213,440	10.22%
Valerie Vekkos	Secretary and Director	Common Stock $.001 par value	13,340	0.64%
All officers and directors as a group (5 persons named above)		Common stock $.001 par value	867,100	41.52%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We intend to present all possible transactions between us and our officers, directors or 5% stockholders, and our affiliates to the Board of Directors for their consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no more favorable than those available to disinterested third parties.

On February 11, 2010 B6 Sigma entered into a Stock Purchase Agreement with Cletha Walstrand, Esq. as representative of certain Framewaves shareholders (the “Representative”), pursuant to which B6 Sigma agreed to acquire and the Representative agreed to sell 738,000 shares of Framewaves’ common stock to B6 Sigma for the sum of $195,000. B6 Sigma acquired such shares at the Closing of the Reorganization and has cancelled all of such shares.

On or about February 23, 2010 the Representative, on behalf of certain Framewaves shareholders, entered into a stock purchase agreement with certain individuals wherein the Representative sold an aggregate of 388,000 un-restricted shares of Framewaves common stock to said individuals for aggregate consideration of $30,000.

DESCRIPTION OF SECURITIES

Our authorized capital stock currently consists of 100,000,000 shares of common stock, par value 0.001 per share, of which there are 2,087,110 issued and outstanding shares of common stock after issuance of the 1,566,116 shares of common stock to the shareholders of B6 Sigma in connection with the Reorganization and the cancellation of 738,000 shares that were acquired by B6 Sigma from three shareholders of the Company. The common stock outstanding does not take into account the proposed increase to 750,000,000 shares of common stock or a 150 for 1 forward split of the Company’s common stock after FINRA’s completion of the review of the OTC Equity Issuer Notification Form. The following statements set forth the material terms of our common stock; however, reference is made to the more detailed provisions of, and these statements are qualified in their entirety by reference to, our Articles of Incorporation and Bylaws, copies of which are filed as exhibits to our SEC reports.

Common Stock

Holders of shares of our common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board in its discretion from funds legally available therefor. In the event of any liquidation, dissolution or winding up, the holders of common stock are entitled to a pro-rata share of all assets remaining after payment in full of all liabilities and preferential payments, if any, to holders of preferred stock. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to our common stock.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Board. We presently intend to retain all earnings, if any, for use in our business operations and accordingly, the Board does not anticipate declaring any cash dividends for the foreseeable future. We have not paid any cash dividends on our common stock.

Transfer Agent

Interwest Stock Transfer, 981 Murray Holladay Road, Suite 100 Salt Lake City, UT  84117 is our stock transfer agent.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

Market Information

Our common stock is listed on the Over the Counter Bulletin Board (“OTCBB”), under the symbol “FWAV". There was not an active market and no trading volume during fiscal 2008 and 2009 and insignificant trading volume in 2010.

On September 13, 2010, after completion of the Reorganization, we had 518 shareholders of record.

We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we expect to retain any earnings to finance the operation and expansion of our business.

When the trading price of our common stock is below $5.00 per share, the common stock is considered to be a “penny stock” that is subject to rules promulgated by the SEC (Rule 15-1 through 15g-9) under the Securities Exchange Act of 1934. These rules impose significant requirements on brokers under these circumstances, including: (a) delivering to customers the SEC’s standardized risk disclosure document; (b) providing customers with current bid and ask prices; (c) disclosing to customers the brokers-dealer’s and sales representatives compensation; and (d) providing to customers monthly account statements.

RECENT SALES OF UNREGISTERED SECURITIES

As described in Item 1.01 above, on September 13, 2010, the Company acquired all of the shares of B6 Sigma from the Shareholders of B6 Sigma in exchange for the issuance of 1,566,116 newly issued shares of Framewaves common stock. We are of the belief that the issuance of such shares was exempt from registration under Section 4(2) of the Act.

LEGAL PROCEEDINGS

We are not involved in any lawsuit outside the ordinary course of business, the disposition of which would have a material effect upon either our results of operations, financial position, or cash flows.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

Framewaves issued 1,566,116 shares of the Company’s common stock to the Shareholders of B6 Sigma in connection with the Reorganization that closed on September 13, 2010, which in the aggregate represents approximately 75% of the Company’s issued and outstanding common stock post-Reorganization. 867,100 of the Shares issued to Framewaves’ shareholders were issued to the officers and directors of B6 Sigma. Each of the officers of B6 Sigma, with the exception of Valerie Vekkos, received 213,440 shares of the Company’s common stock. Ms. Vekkos received 13,340 shares of the Company’s common stock in the Reorganization. None of the foregoing parties has any agreement to vote with any of the other parties.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 13, 2010, John Furlong resigned as President and a Director.  There was no known disagreement with Mr. Furlong on any matter relating to the Company’s operations, policies or practices.

Item 5.03 Amendments in Articles of Incorporation or ByLaws; Change in Fiscal Year

The Company has filed Amended and Restated Articles of Incorporation with the State of Nevada, which are to be effective September 27, 2010. The Amended and Restated Articles of Incorporation increase the authorized capital from 100,000,000 shares of common stock, $.001 par value to 750,000,000 shares of common stock, $.001 par value and change the name of the Company to Sigma Labs, Inc.

Item 5.06 Change in Shell Company Status

As explained more fully in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of the Agreement. As a result of the Agreement and the Reorganization, we became an operational business. Consequently, we believe that the Exchange has caused us to cease to be a shell company. For information about the Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 24, 2010 shareholders holding 750,000 shares of common stock (59.57% at the time of the vote) approved by a Consent of Shareholders under Section 78.320 of the Nevada Revised Statutes acting without a Meeting, the amendments to the Company’s Articles of Incorporation set forth in Section 5.03 above.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), audited financial statements for B6 Sigma for the Period ended February 28, 2010 and unuadited financial statements for the period ended June 30, 2010 are filed in this Current Report on Form 8-K.

(b)  Pro Forma Financial Information.

In accordance with Item 9.01(b), the Registrant’s pro forma financial statements as of June 30, 2010 are filed in this Current Report on Form 8-K.

(c)  Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

(d)  Exhibits

Exhibit
Number	Description
2.1	Share Exchange Agreement by and among the Company and the Shareholders of B6 Sigma.
3.1	Amended and Restated Articles of Incorporation.
99.1	Audited financial statements for B6 Sigma for the period ending February 28, 2010.
99.2	Unaudited financial statement for B6 Sigma for the six month periods ending June 30, 2010.
99.3	Pro forma financial statements as of June 30, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

DATED: September 17, 2010	FRAMEWAVES, INC.

/s/ Mark Cola
Mark Cola
President